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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                              _________________________

                                       FORM 8-K

                                    CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       January 23, 1998

                           Leading Edge Packaging, Inc.
                  (Exact Name of Registrant as Specified in Charter)


              Delaware                   333-12911          22-3432883
     (State or Other Jurisdiction       (Commission         (IRS Employer
           of Incorporation)            File Number)        Identification No.



                    350 Fifth Avenue, Suite 3922
                     New York, New York 10118
          (Address of Principal Executive Offices)               Zip code


Registrant's telephone number, including area code:              (212)239-1865

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            (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

     On January 23, 1998, the Company entered into a Share Exchange Agreement (the "Agreement") with its corporate parent, Chung Hwa Development Holdings Limited, a Bermuda company which is listed on The Stock Exchange of Hong Kong Limited ("Chung Hwa"). Pursuant to the Agreement, the Company is to receive all of the issued and outstanding shares of Justrite Investments Limited ("Justrite"), a wholly owned subsidiary of Chung Hwa, in exchange for 2,250,000 shares of the Company's common stock, par value $.01 per share, valued at $6.00 per share. Pursuant to the Agreement, due diligence and other preliminary matters are to be completed by March 10, 1998. It is anticipated that the exchange will take place thereafter.

     Justrite is the parent corporation of Rich City International Packaging Limited ("Rich City"), the Company's supplier of packaging products, which the Company distributes in North America. Rich City distributes its own packaging products in other parts of the world, including Europe and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in Dongguan Walford Ornaments Packaging Company Limited a joint venture in the People's Republic of China, which manufactures and sells packaging products. Rich
City also has interests in two joint ventures, one in Hong Kong and one in mainland China. The Hong Kong venture, Circle Round Limited, is a property holding company. The China venture, Dongguan Shilong Wah Rich Packaging
Limited manufactures and sells packaging products. The Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.

     The above paragraphs contain forward-looking statements which are inherently subject to risks and uncertainties. The Company cannot be certain of the date on which the exchange will occur. Actual events could differ materially from the Company's anticipation.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

   (c) Exhibits

     Share Exchange Agreement, dated as of January 23, 1998, by and between Chung Hwa Development Holdings Limited and Leading Edge Packaging Inc.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LEADING EDGE PACKAGING, INC.


Date: January 29, 1998                  By: /s/ Casey K. Tjang
                                          ------------------------------
                                           Casey K. Tjang,
                                             Chief Financial Officer and
                                             Secretary